As filed with the Securities and Exchange Commission on July 22, 2009
Registration Statement No. 333-149513

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CITIZENS & NORTHERN CORPORATION
(Exact Name of Registrant as specified in its Charter)

Pennsylvania	6021	23-2951943

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
90-92 Main Street
Wellsboro, Pennsylvania 16901
(570) 724-3411
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
CRAIG G. LITCHFIELD
Chairman, President and Chief Executive Officer
Citizens & Northern Corporation
90-92 Main Street
Wellsboro, Pennsylvania 16901
(570) 724-3411
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)
Copies to:
Charles J. Ferry, Esquire
Paul F. Wessell, Esquire
Rhoads & Sinon LLP
One South Market Square, 12th Floor
Harrisburg, Pennsylvania 17108-1146
(717) 233-5731
Approximate date of commencement of proposed sale to the public: Citizen & Northern Corporation is hereby amending this registration statement to deregister 903,165 shares of its common stock ($1.00 par value).
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☑
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
DEREGISTRATION OF SECURITIES
The Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-149513) solely to deregister 903,165 shares of its common stock, par value $1.00 per share, which remain unsold at the termination of the offering under the Registration Statement.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wellsboro, Pennsylvania, on this 21st day of July, 2009.

CITIZENS & NORTHERN CORPORATION (Registrant)
By:	/s/ Craig G. Litchfield
Craig G. Litchfield, Chairman,
President and Chief Executive Officer

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     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity Date	Date

/s/ Craig G. Litchfield Craig G. Litchfield	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	July 21, 2009

/s/ Mark A. Hughes Mark A. Hughes	Treasurer (Principal Accounting Officer)	July 21, 2009

* Dennis F. Beardslee	Director	July 21, 2009

* Jan E. Fisher	Director	July 21, 2009

* R. Bruce Haner	Director	July 21, 2009

* Susan E. Hartley	Director	July 21, 2009

* Leo F. Lambert	Director	July 21, 2009

* Edward L. Learn	Director	July 21, 2009

* Raymond R. Mattie	Director	July 21, 2009

* Edward H. Owlett, III	Director	July 21, 2009

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Signature	Capacity Date	Date

* Leonard Simpson	Director	July 21, 2009

* James E. Towner	Director	July 21, 2009

* Ann M. Tyler	Director	July 21, 2009

* Charles H. Updegraff, Jr.	Director	July 21, 2009

*By:	/s/ Craig G. Litchfield
Craig G. Litchfield
Attorney-in-Fact Pursuant to Power of Attorney

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